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EXHIBIT 23  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Ryland Group, Inc. of our report dated January 24, 2001, included in the 2000 Annual Report to the Shareholders of The Ryland Group, Inc.

Our audits also included the financial statement schedule of The Ryland Group, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-48071, Form S-3 No. 33-50933, Form S-3 No. 333-03791, Form S-3
No. 333-31034) of The Ryland Group, Inc. and in the related Prospectuses of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of The Ryland Group, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32431), the Registration Statement (Form S-8 No. 33-56905) pertaining to The Ryland Group, Inc. 1992 Equity Incentive Plan, the Registration Statement (Form S-8 No. 33-56917) pertaining to The Ryland Group, Inc. 1992 Non-Employee Director Equity Plan and Registration Statement (Form S-8 No. 333-68397) pertaining to The Ryland Group, Inc. Executive and Director Deferred Compensation Plan and The Ryland Group, Inc. Non-Employee Directors' Stock Unit Plan of The Ryland Group, Inc. of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of The Ryland Group, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000.


/s/ Ernst & Young LLP


Los Angeles, California
March 20, 2001



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